date:	March 1, 2005
for release:	Immediate
contact:	Investor Contact:
Gary J. Morgan, Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the Fiscal Year Ended 1/31/2005

Harleysville, PA, March 1 - Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced sales and earnings per share for the fourth quarter and full year ended January 31, 2005.

Sales for the fourth quarter were $18.7 million compared to $19.6 million for the same period last year. Sales for the fiscal year ended January 31, 2005 totaled $72.1 million compared to $75.1 million for the same period last year.

Basic and diluted earnings per share for the fourth quarter ended January 31, 2005 were $0.17 compared to $0.21 for the same period last year. Basic and diluted earnings per share for the fiscal year ended January 31, 2005 were $0.58 and $0.57, respectively, compared to $0.76 for the prior fiscal year.

Met-Pro’s bookings of new orders in the fourth quarter were the highest of any fourth quarter in the Company’s history totaling $18.6 million compared to $16.3 million for the same period last year. As a result, Met-Pro’s backlog of orders received and released for manufacturing now totals $11.7 million compared to $7.3 million for the period ended January 31, 2004 and is the second highest backlog total entering a new fiscal year in the Company’s history.

The Company’s cash flows from operating activities totaled $8.5 million compared to $8.2 million for the fiscal year ended January 31, 2004. Cash flows from operating activities per share for the full year increased $.03 to $1.01 over the $.98 earned during the fiscal year ended 2004.

“Our record high fourth quarter bookings and strong backlog of orders serve as a solid base for the first quarter of the new fiscal year,” stated De Hont. “In addition, the combination of a strong backlog and steady quotation activity gives us not only optimism, but confidence about our prospects for the new fiscal year.”

The Board of Directors, at their meeting on December 14, 2004, declared a quarterly dividend of $.0775 per share payable on March 8, 2005 to shareholders of record at the close of business on February 25, 2005. This represents a 6.9% increase over the corresponding dividend paid during the same period last year and the thirtieth consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

“We are pleased that the Company’s strong balance sheet and our continually growing cash position provide the Company with the ability for future investments in our business while allowing us to continue to reward our shareholders,” added De Hont.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, manufactures and sells product recovery/pollution control equipment for purification of air and liquids, and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and five wholly-owned subsidiaries, the company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

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Met-Pro Corporation /Page 2

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, Symbol MPR.

Financial information should be considered in conjunction with the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 filed with the Securities and Exchange Commission. To obtain a Form 10-K or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	January 31,
	2005	2004
Assets
Current assets	$50,270,495	$48,173,429
Property, plant and equipment, net	11,287,253	11,514,199
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	567,405	649,016
Total assets	$82,924,066	$81,135,557

Liabilities and shareholders’ equity
Current liabilities	$13,867,892	$14,229,463
Long-term debt	4,039,068	5,447,869
Other liabilities	1,851,915	1,187,491
Total liabilities	19,758,875	20,864,823

Shareholders’ equity	63,165,191	60,270,734
Total liabilities and shareholders’ equity	$82,924,066	$81,135,557

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Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended			Twelve Months Ended
	January 31,			January 31,
	2005	2004		2005	2004
Net sales	$18,725,459	$19,618,907		$72,116,289	$75,058,929
Cost of goods sold	12,855,014	12,799,310		49,441,456	48,406,090
Gross profit	5,870,445	6,819,597		22,674,833	26,652,839

Operating expenses
Selling	1,778,330	1,759,119		7,537,508	7,662,594
General and administrative	1,898,398	1,786,057	(a)	7,624,276	7,823,007	(a)
Income from operations	2,193,717	3,274,421		7,513,049	11,167,238

Interest expense	(98,247)	(104,836)		(371,345)	(441,704)
Other income, net	60,166	29,630		288,558	182,736
Unusual charge - patent litigation	(18,750)	(512,968)	(a)	(135,292)	(1,292,242)	(a)
Income before taxes	2,136,886	2,686,247		7,294,970	9,616,028

Provision for taxes	726,544	913,324		2,480,291	3,269,449

Net income	$1,410,342	$1,772,923		$4,814,679	$6,346,579

Basic earnings per share	$.17	$.21		$.58	$.76
Diluted earnings per share	$.17	$.21		$.57	$.76

Average common shares outstanding:
Basic shares	8,358,603	8,295,499		8,359,382	8,297,668
Diluted shares	8,464,432	8,390,032		8,463,005	8,398,256
Adjusted for four-for-three stock split.

(a)
Reclassified legal expenses related to patent litigation from general and administrative expense to unusual charge - patent litigation for the three-month period and fiscal year ended January 31, 2004.

Consolidated Business Segment Data
(unaudited)

	Years Ended January 31,
	2005	2004
Net sales
Product recovery/pollution control equipment	$42,861,110	$50,746,995
Fluid handling equipment	29,255,179	24,311,934
	$72,116,289	$75,058,929

Income from operations
Product recovery/pollution control equipment	$3,761,248	$7,977,169
Fluid handling equipment	3,751,801	3,190,069
	$7,513,049	$11,167,238

Identifiable assets at January 31
Product recovery/pollution control equipment	$41,554,730	$44,613,967
Fluid handling equipment	19,784,083	19,313,159
	61,338,813	63,927,126
Corporate	21,585,253	17,208,431
	$82,924,066	$81,135,557

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

Years ended January 31,
2005	2004	2003
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$4,814,679	$6,346,579	$5,888,379
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,491,894	1,571,482	1,559,357
Deferred income taxes	511,225	471,652	379,874
(Gain) loss on sales of property and equipment, net	(6,358)	24,906	(5,247)
Allowance for doubtful accounts	4,823	(55,077)	34,188
(Increase) decrease in operating assets, net of acquisition:
Accounts receivable	3,080,432	(4,156,402)	(1,420,024)
Inventories	(1,008,533)	766,704	591,932
Prepaid expenses, deposits and other current assets	(31,363)	(214,988)	(52,207)
Other assets	48,833	(336,490)	(8,408)
Increase (decrease) in operating liabilities, net of acquisition:
Accounts payable and accrued expenses	(1,176,126)	3,352,279	(406,094)
Customers’ advances	813,818	460,009	(732,761)
Other non-current liabilities	2,197	2,197	2,197
Net cash provided by operating activities	8,545,521	8,232,851	5,831,186

Cash flows from investing activities
Proceeds from sales of property and equipment	18,965	-	19,347
Acquisitions of property and equipment	(1,193,767)	(952,812)	(752,125)
Payment for purchase of acquisition	-	-	(465,673)
Net cash (used in) investing activities	(1,174,802)	(952,812)	(1,198,451)

Cash flows from financing activities
Proceeds from new borrowing	-	-	16,373
Reduction of debt	(1,233,866)	(1,536,927)	(1,235,974)
Exercise of stock options	698,685	884,339	353,229
Payment of dividends	(2,464,033)	(2,280,833)	(2,029,579)
Purchase of treasury shares	(538,499)	(893,570)	(289,218)
Cash in lieu of fractional shares	-	(1,421)	-
Net cash (used in) financing activities	(3,537,713)	(3,828,412)	(3,185,169)
Effect of exchange rate changes on cash	60,217	115,259	149,541

Net increase in cash and cash equivalents	3,893,223	3,566,886	1,597,107

Cash and cash equivalents at beginning of year	16,996,253	13,429,367	11,832,260
Cash and cash equivalents at end of year	$20,889,476	$16,996,253	$13,429,367

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